UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 20, 2020 (November 19, 2020)

SCULPTOR CAPITAL MANAGEMENT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street,	New York,	New York	10019
(Address of Principal Executive Offices)			(Zip Code)
212-790-0000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	SCU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
On November 19, 2020, Sculptor Capital Management, Inc. (the “Company” or “Sculptor”) appointed Dava Ritchea to serve as the Company’s Chief Financial Officer (the “CFO”), effective January 11, 2021 (the “Effective Date”).
Ms. Ritchea, 36, joins Sculptor from Assured Investment Management (formerly known as BlueMountain Capital Management), where she served as Chief Financial Officer since January 2017 and vice president, business management and strategy, from October 2013 to January 2017. Prior to joining Assured Investment Management in 2013, Ms. Ritchea worked at Barclays Capital, Credit Suisse and Lehman Brothers in several finance and strategy roles. Ms. Ritchea received a B.S in Business Administration with a minor in Mathematics from Carnegie Mellon University.
New CFO Partner Agreement
In connection with Ms. Ritchea’s appointment as CFO, she entered into partner agreements (the “Partner Agreements”) with each of Sculptor Capital LP (“SCM”) , Sculptor Capital Advisors LP (“Advisors”) and Sculptor Capital Advisors II LP (“Advisors II” and, together with Advisors and SCM, the “Operating Partnerships”) providing that she will be admitted as a limited partner of each of the Operating Partnerships. The Partner Agreements provide that Ms. Ritchea will receive annual base compensation of $500,000, payable in equal quarterly installments, and will be eligible to receive an annual discretionary incentive bonus (the “Annual Bonus”) payable in respect of each year that will be determined in the discretion of, and based on performance criteria established by, the Compensation Committee of the Board of Directors of the Company and the Company’s Chief Executive Officer, subject to a minimum total annual compensation amount for each of 2021 and 2022 of $1.5 million, inclusive of her annual base compensation, and further provided that the target minimum total annual compensation amount in 2021 and 2022 shall be between $1.5 million and $2 million. Ms. Ritchea’s Annual Bonus may be paid in cash, deferred cash, equity or a combination thereof consistent with the treatment of other executive managing directors. Ms. Ritchea will also be entitled to certain additional compensation in connection with commencing her employment, subject to the terms of the Partner Agreements.
The Partner Agreements also provide that Ms. Ritchea will receive a grant of 200,000 Class E operating group units in the Operating Partnerships (the “Class E Units”) under the Company’s 2013 Incentive Plan on the Effective Date. These Class E Units will vest in three equal installments on each of December 31, 2023, 2024 and 2025, subject to Ms. Ritchea’s continuous service with the Company through each vesting date and the terms of the limited partnership agreements of the Operating Partnerships.
The Partner Agreements further provide that Ms. Ritchea will be eligible to participate in the Company’s 2018 Partner Incentive Pool for the fiscal year ending December 31, 2022, and are subject to the standard non-competition, non-solicitation and confidentiality restrictions that are generally consistent with those applicable to our other executive managing directors.
Item 7.01 Regulation FD Disclosure.
On November 20, 2020, the Company issued a press release announcing the appointment of Ms. Ritchea as the Company’s new Chief Financial Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Sculptor Capital Management, Inc. on November 20, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCULPTOR CAPITAL MANAGEMENT, INC.
(Registrant)

By:	/s/ Thomas M. Sipp
Thomas M. Sipp
Chief Financial Officer and Executive Managing Director
Date: November 20, 2020